SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Helix BioMedix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(4)	Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LETTER TO STOCKHOLDERS

April 1, 2004

Dear Stockholder:

      The board of directors and management of Helix BioMedix, Inc. cordially invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Helix BioMedix, Inc., which will be held on Friday, April 30, 2004 at 2:00 p.m. at the Wyndham Garden Hotel, Boardroom, 19333 North Creek Parkway, Bothell, Washington.

      The enclosed notice of the Annual Meeting and proxy statement describe the matters to be acted upon by Helix BioMedix stockholders. In addition, the proxy statement contains information about the role and responsibilities of the board of directors and its committees.

      Your vote is very important. Therefore, whether or not you plan to attend the Annual Meeting in person, please sign and return the enclosed proxy in the return-addressed envelope provided to U.S. Stock Transfer Corporation, 1745 Gardena Ave., Suite 200, Glendale, CA 91204. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a proxy.

Sincerely,

R. STEPHEN BEATTY
President and Chief Executive Officer

LETTER TO STOCKHOLDERS
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
TRANSACTIONS WITH MANAGEMENT CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFY APPOINTMENT OF INDEPENDENT AUDITOR
FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS

HELIX BIOMEDIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Friday, April 30, 2004
2:00 p.m. Pacific Daylight Saving Time

       Notice is hereby given that the Annual Meeting of Stockholders of Helix BioMedix, Inc., (the “Company”) will be held on Friday, April 30, 2004 at 2:00 p.m., at the Wyndham Garden Hotel, Boardroom, 19333 North Creek Parkway, Bothell, Washington for the following purposes:

1. To elect one Class I director, to serve until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualified;

2. To ratify the appointment of KPMG LLP as the Company’s independent auditor for the fiscal year ending December 31, 2004; and

3. To transact any other business which may properly come before the meeting or any adjournment or postponement thereof.

      Stockholders of record at the close of business on March 24, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Stockholders are cordially invited to attend the meeting in person. For ten days prior to and throughout the Annual Meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the offices of Helix BioMedix, Inc. at the address set forth below.

By Order of the Board of Directors,

R. STEPHEN BEATTY
President and Chief Executive Officer

Helix BioMedix, Inc.

22122 20th Avenue S.E., Suite 148
Bothell, Washington 98021

April 1, 2004

      IMPORTANT: Please fill in, date, sign and return the enclosed Proxy in the return-addressed envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy. Return Proxies to U.S. Stock Transfer Corporation, 1745 Gardena Ave., Suite 200, Glendale, CA 91204.

HELIX BIOMEDIX, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      The enclosed Proxy is solicited by the board of directors of Helix BioMedix, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Friday, April 30, 2004 at 2:00 p.m. Pacific Daylight Saving Time and at any adjournment or postponements thereof (the “Annual Meeting”). The Company first mailed this Proxy Statement and Proxy on or about April 1, 2004 to stockholders of record on the books of the Company at the close of business on March 24, 2004 (“Record Date”).

Record Date and Outstanding Shares

      Only stockholders of record on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, 12,349,719 shares of Common Stock were issued and outstanding.

Solicitation and Revocability of Proxies

      Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

      Any stockholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company’s principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a stockholder’s proxy unless the stockholder votes in person.

Quorum and Voting

      Under Delaware law and the Company’s Bylaws, a quorum consisting of a majority of the outstanding shares entitled to vote, must be represented in person or by proxy, to elect directors and to transact any other business that may properly come before the meeting. In the election of a director, the nominee elected is the individual receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against that nominee. The ratification of the appointment of the independent auditors will be approved if the number of votes cast in favor of ratification exceeds the number of votes cast against ratification. Abstention from voting or broker non-votes will have no effect since such actions do not represent votes cast.

      If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted “FOR” the nominee for director and “FOR” the ratification of the independent auditors. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of March 4, 2004, the number of shares of Common Stock held by beneficial owners of more than five percent of the Company’s Common Stock, by directors and nominees, by the Company’s executive officers named in the Summary Compensation Table on page 5 and by all directors and executive officers of the Company as a group. The address of each beneficial owner is Helix BioMedix, Inc. corporate offices unless otherwise stated.

	Number of Shares Beneficially Owned
	(Includes stock, options and warrants
Name of Beneficial Owner	vested or vesting within 60 days)	Percentage*

Frank T. Nickell(1)	2,074,035	9.73%
R. Stephen Beatty(2)	527,320	2.47%
Timothy J. Falla(3)	238,333	1.12%
Parker Sroufe(4)	64,461	*
Randall L-W. Caudill(5)	330,000	1.55%
John C. Fiddes, Ph.D.(6)	15,000	*
Jeffrey A. Miller, Ph.D.(7)	409,974	1.92%
George A. Murray(8)	102,500	*
Carlyn J. Steiner(9)	299,400	1.41%
Daniel O. Wilds(10)	15,000	*
All current executive Officers and directors as a group (9 persons)	2,001,988	9.40%

*	Indicates ownership is less than one percent of the class.

(1)	Mr. Nickell’s address is 320 Park Avenue 24th Floor, New York, NY 10022. Includes 850,000 shares of Common Stock issuable to Mr. Nickell pursuant to warrants exercisable within 60 days of March 4, 2004.

(2)	Includes 412,333 shares of Common Stock issuable to Mr. Beatty pursuant to options exercisable within 60 days of March 4, 2004; and 25,000 shares of Common Stock issuable pursuant to warrants exercisable within 60 days of March 4, 2004.

(3)	Includes 188,333 shares of Common Stock issuable to Dr. Falla pursuant to options exercisable within 60 days of March 4, 2004; and 50,000 shares of Common Stock issuable pursuant to a warrant exercisable within 60 days of March 4, 2004.

(4)	Includes 54,000 shares of Common Stock issuable to Mr. Sroufe pursuant to options or warrants exercisable within 60 days of March 4, 2004.

(5)	Includes 30,000 shares of Common Stock issuable to Dr. Caudill pursuant to warrants exercisable within 60 days of March 4, 2004; 250,000 shares of Common Stock issuable pursuant to warrants exercisable within 60 days of March 4, 2004 and held by Dunsford Hill Capital Partners, Inc., a California corporation owned and controlled by Dr. Caudill; and 50,000 shares of Common Stock issuable pursuant to a warrant exercisable within 60 days of March 4, 2004 and held by Dr. Caudill’s wife.

(6)	Represents 15,000 shares of Common Stock issuable to Dr. Fiddes pursuant to warrants exercisable within 60 days of March 4, 2004.

(7)	Includes 4,987 shares of Common Stock held by Mr. Miller and 140,000 shares of Common Stock held by Katz-Miller, LLC, an Illinois limited liability company of which Mr. Miller is a controlling member and 50% owner. Also includes 4,987 shares of Common Stock issuable to Mr. Miller pursuant to options exercisable within 60 days of March 4, 2004; 45,000 shares of Common Stock issuable to Mr. Miller pursuant to warrants exercisable within 60 days of March 4, 2004; and 200,000 shares of Common Stock issuable to Katz-Miller Ventures, LLC, pursuant to warrants exercisable within 60 days of March 4, 2004.

(8)	Includes 52,500 shares of Common Stock issuable to Mr. Murray pursuant warrants exercisable within 60 days of March 4, 2004.

(9)	Includes 1,500 shares of Common Stock held by a retirement account for the benefit of the Estate of Mrs. Steiner’s late husband and 400 shares held by the Joanna Steiner Trust for the benefit of Ms. Steiner’s daughter. Also includes 45,000 shares of Common Stock issuable to Mrs. Steiner pursuant to warrants exercisable within 60 days of March 4, 2004; 251,500 shares of Common Stock issuable to The Paisley Group, LLC of which Ms. Steiner is the controlling member pursuant to warrants exercisable within 60 days of March 4, 2004.

(10)	Represents 15,000 shares of Common Stock issuable to Mr. Wilds pursuant to warrants exercisable within 60 days of March 4, 2004.

EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company are as follows:

Name	Age	Position

R. Stephen Beatty	53	President and Chief Executive Officer
Timothy J. Falla	38	Vice President and Chief Scientific Officer
David Kirske	50	Vice President, Finance and Administration
David Drajeske	43	Director of Business Development
Parker Sroufe	62	Executive Vice President, Business Development

      The biographies of the executive officers of the Company:

      R. Stephen Beatty serves as our President and Chief Executive Officer and has served as a member of our board of directors since May 1999. Prior to joining us Mr. Beatty established and operated Beatty Finance, Inc., a private financial services company. Mr. Beatty holds a B.S. in Mathematics from the University of South Alabama and an MBA from the University of New Orleans.

      Timothy J. Falla, Ph.D. serves as our Vice President and Chief Scientific Officer. Dr. Falla joined us as Chief Scientific Officer in June 2001. From 1998 until 2001 Dr. Falla was Principal Scientist with IntraBiotics Pharmaceuticals, Inc. where he led a multi-disciplinary scientific research team focused on antibacterial drug discovery and development. Dr. Falla holds a B.S. in Applied Biology from the University of Wales and a Ph.D. in Molecular Biology in Infectious Disease from Oxford University and the University of Wales.

      David H. Kirske has served as consultant to Helix BioMedix in the role of Vice President, Finance and Administration since December 2003. From June 2001 to December 2003, Mr. Kirske served as a financial consultant to a number of public and privately held companies, as well as several not-for-profit entities. From January 1999 to June 2001, Mr. Kirske was the Corporate Controller for F5 Networks, a leading provider of integrated Internet traffic management solutions. Mr. Kirske was the Corporate Controller and Treasurer for Redhook Brewery, a specialty manufacturer of craft beers, from 1993 to January 1999. Mr. Kirske serves on the board of directors of FareStart, a not-for-profit entity. Mr. Kirske holds a B.A. in Business Administration from the University of Puget Sound.

      David Drajeske joined us in February 2004 and serves as our Director of Business Development. Mr. Drajeske previously served as Manager of Business Development for Immunex from 2001 until 2002. From 1997 until 2001, Mr. Drajeske served as Senior Manager, Business Development and Alliance Management for Thermogen, Inc. and Medichem Life Sciences. Mr. Drajeske holds a B.A. in Chemical Engineering from Purdue University (1983) and a M.S. degree in Biotechnology from Northwestern University’s Kellogg Center for Biotechnology.

      Parker Sroufe serves as our Executive Vice President, Business Development. Since 1996 he has been a partner with the Websea Group, a business-consulting firm that he formed to assist technology companies in obtaining financing and developing strategic relationships. He holds a B.A. in Economics from the University of Washington.

      Officers serve at the discretion of the board of directors.

TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

      We believe that each of the transactions described below was carried out on terms that were no less favorable to us than those that would have been obtained from unaffiliated third parties. Any future transactions between us and any of our directors, officers or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of our board of directors.

Relationship with Dunsford Hill Capital Partners, Inc.

      Dunsford Hill Capital Partners, Inc. (“Dunsford Hill”) is a California corporation owned and controlled by Randall L-W. Caudill, Ph.D., a member of our board of directors. We engaged Dunsford Hill as a consultant to provide professional assistance in the areas of strategic and financial planning from 2000 to 2003. As of this date, we have issued to Dunsford Hill warrants to purchase up to 250,000 shares of common stock at a weighted average purchase price of $1.40 and made cash payments of $49,500 and $22,500 in 2003 and 2004 respectively.

Relationship with The Paisley Group

      The Paisley Group LLC, (“Paisley”), a Washington limited liability company, is owned and controlled by Carlyn J. Steiner, a member of our board of directors. We engaged Paisley as a consultant to provide professional assistance in the areas of strategic and financial planning from 2000 to 2003. As of this date, we have issued to the Paisley Group warrants to purchase up to 300,000 shares of common stock at a weighted average purchase price of $1.33 and made cash payments of $49,500 and $22,500 in 2003 and 2004 respectively.

Employee Agreements

      As of December 31, 2003, we had the following employment contracts with two executive officers. We entered into a two-year employment contract with R. Stephen Beatty as President and Chief Executive Officer, commencing July 1, 2003. Key contract terms include (1) the payment of an annual base salary equal to $285,000; (2) an option to purchase 324,000 shares of common stock at $1.00 per share which expires on July 1, 2013; and 3) a warrant to purchase up to 60,000 shares of common stock at $0.25 per share which expires on July 1, 2013. Additionally, upon termination of the employment agreement by us without cause (as defined in the employment agreement), all options are deemed fully vested and exercisable and we will pay to Mr. Beatty any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of employment, and monthly severance payment equivalent to six (6) months base salary.

      We also entered into a two-year employment agreement with Dr. Timothy Falla, our Chief Scientific Officer, commencing July 1, 2003. Contract terms include (1) the payment of an annual base salary equal to $215,000; (2) an option to purchase 180,000 shares of common stock at $1.00 per share, which expires on July 1, 2013; and 3) a warrant to purchase up to 50,000 shares of common stock at $0.25 per share which expires on July 1, 2013. Additionally, upon termination of the employment agreement by us without cause (as defined in the employment agreement), all options are deemed fully vested and exercisable and we will pay to Dr. Falla any unpaid annual base salary, any amount due but not paid under any of our incentive compensation plans, earned but unused vacation and bonuses due, if any, for services already performed to the effective date of termination of employment, and monthly severance payments equivalent to six (6) months base salary.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      The following table sets forth certain information concerning compensation paid or accrued to our President, Chief Executive Officer, and the most highly compensated executive officers (“Named Executive Officers”) whose salary and bonuses were in excess of $100,000 during each of the years in the three year period ending December 31, 2003:

Annual Compensation

				Long-Term
				Compensation Option	All Other
Name and Position	Fiscal Year	Annual Salary	Bonus	Grants	Compensation(1)

R. Stephen Beatty	2003	$285,000	(4)	324,000	$11,933
President and CEO	2002	$200,000	—	100,000	$7,051
	2001	$139,000	—	180,000	$1,122
Dr. Timothy Falla	2003	$215,000	(5)	180,000	$9,710
Chief Scientific Officer(2)	2002	$175,000	—	100,000	$4,828
	2001	$94,792	—	100,000	$752
Parker Sroufe	2003	$100,000	—	100,000	$7,936
Vice President	2002	(6)	—	—
Kerry Palmer(7)	2003	$90,000	—	90,000	$11,028
Former Chief Financial Officer	2002	(7)	—	—
Elizabeth Scheer(3)	2002	$67,083	—	—	$68,599
Former Vice President	2001	$107,500	—	55,700	$505

(1)	All Other Compensation for each of the years in the three-year period ended December 31, 2003 consists of premiums paid on excess term life insurance and disability insurance, severance payment and dependent medical payments.

(2)	Dr. Falla joined us in June 2001.

(3)	Ms. Scheer’s employment with us was terminated in June 2002.

(4)	Warrant to purchase up to 60,000 shares of common stock at $0.25 per share.

(5)	Warrant to purchase up to 50,000 shares of common stock at $0.25 per share.

(6)	Mr. Sroufe’s employment with us commenced in 2002.

(7)	Mr. Palmer’s employment with us commenced in 2002 and was terminated in November 2003.

Option Grants in the 2003 Fiscal Year

      The following table sets forth information concerning option grants during the 2003 fiscal year to the Named Executive Officers.

Individual Grants						Potential Realizable
						Value at Assumed Annual
	Number of					Rates of Stock Price
	Securities		Percent of Total			Appreciation for
	Underlying		Options Granted			Option Terms(5)
	Options		to Employees in	Exercise or Base	Expiration
Name	Granted		Fiscal Year	Price Per Share	Date	5%	10%

R. Stephen Beatty	324,000	(1)		$1.00	7/1/2013	$203,762	$516,373
	60,000	(2)	48%	$0.25	7/1/2013	$82,733	$140,625
Dr. Timothy Falla	180,000	(3)		$1.00	7/1/2013	$113,201	$286,874
	50,000	(4)	29%	$0.25	7/1/2013	$68,945	$117,309
Parker Sroufe	100,000	(5)	12%	$1.00	5/19/2013	$53,116	$143,812
Kerry Palmer(6)	15,000			$1.00	12/23/2004	$(3,853)	$(2,869)
	25,000			$1.00	5/26/2005	$(6,038)	$(3,957)
	50,000		12%	$1.00	11/26/2003	(14,746)	$(13,507)
Elizabeth Scheer	—		—	—	—	—	—

(1)	Mr. Beatty’s stock options generally vest as follows: 54,000 every six months beginning January 1, 2004 and expire 10 years from the date of grant. Vesting is accelerated upon certain changes in control of the Company.

(2)	Mr. Beatty’s warrant to purchase up to 60,000 shares of common stock vested as of October 31, 2003 and was exercised in December 2003.

(3)	Dr. Falla’s 180,000 stock options generally vest as follows: 30,000 every six months beginning January 1, 2004 and expire 10 years from the date of grant. Vesting is accelerated upon certain changes in control of the Company.

(4)	Dr. Falla’s warrant to purchase up to 50,000 shares of common stock vested as of October 31, 2003 and expires July 1, 2013.

(5)	Mr. Sroufe’s stock options generally vest as follows: 50,000 vested on May 31, 2003 and 50,000 vest on May 31, 2004. All options expire 10 years from the date of grant. Vesting is accelerated upon certain changes in control of the company.

(6)	Mr. Palmer was granted 90,000 stock options on February 28, 2003 of which 40,000 have vested; 15,000 of the vested options will expire on December 23, 2004 and 25,000 will expire on May 26, 2005. The remaining 50,000 options expired upon his termination in November 2003.

(7)	These assumed rates of appreciation are provided in order to comply with requirement of the Securities and Exchange Commission, and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

Aggregated Option Exercises in Fiscal Year Ended December 31, 2003 and Fiscal Year End Option Values

      The following table contains information concerning the options exercised by the named Executive Officers in the fiscal year ended December 31, 2003, and the year-end number and value of unexercised options with respect to each of the named Executive Officers.

				Number of Securities		Value of Unexercised
				Underlying Unexercised		In-The-Money Options at
				Options at Fiscal Year End		Fiscal Year End (a)

	Shares			Exercisable		Exercisable
	Acquired on	Value		Within		Within
Name	Exercise	Realized		60 Days	Unexercisable	60 Days	Unexercisable

R. Stephen Beatty	60,000	$102,000	(b	) 403,999	320,001	$309,599	$288,001
Dr. Timothy Falla	—	—		179,999	200,001	$111,999	$180,000
Kerry Palmer				40,000	—	$36,000	—
Elizabeth Scheer	—	—		45,500	—	$54,600	—
				37,500	—	$15,000	—
Parker Sroufe	—	—		50,000	50,000	$45,000	$45,000

(a)	Dollar value is based on the market value of our Common Stock at December 31, 2003, $1.90 on the OTC Bulletin Board on that date, minus the exercise price.

(b)	Dollar value is based on market value of our Common Stock on date of exercise, December 26, 2003 (based on closing price of $1.95 on the OTC Bulletin board on that date) minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee is responsible for establishing and administering the policies that govern compensation and benefit practices for our employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. During fiscal year 2003, the Compensation Committee was comprised of three non-employee directors: Randall L-W. Caudill, Jeffrey A. Miller and Daniel O. Wilds. Jeffrey A. Miller and Daniel O. Wilds were both “independent” directors as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. The Compensation Committee held three meetings during fiscal 2003. All members attended all of the meetings. Our board of directors adopted a formal charter for the Compensation Committee on August 11, 2003. The charter is posted on the Company’s website at www.helixbiomedix.com in the Corporate Governance section.

Compensation Goals

      Our philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of our senior management to those of our stockholders by also tying compensation to the achievement of operational and financial objectives. The compensation packages for our executive officers includes both short-term and long-term features in the form of base salary and equity-based incentives in the form of stock options and warrants that are granted periodically at the discretion of the Committee.

Base Salaries

      On an annual basis, the Committee reviews the compensation of the Chief Executive Officer and, in turn, the Chief Executive Officer reviews the compensation of the other executive officers. The Committee reviews and approves annual performance objectives and goals relevant to compensation for the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of these goals and objectives. The Compensation Committee consults with the Chief Executive Officer with respect to the compensation packages for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as measured against annual performance objectives and goals, as well as salary levels in the biotechnology industry for comparable positions, are considered. In determining how the respective officer contributes to our business, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

Equity-Based Incentives

      We provide our executive officers with long-term incentives through our 2000 Stock Option Plan. Prior to the adoption of the 2000 Stock Option Plan and as award bonuses in 2003, the Company has from time to time issued common stock purchase warrants in addition to stock options. The primary objective of the plan is to provide an incentive for employees to make decisions and take actions that maximize long-term stockholder value. The plan is designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plan, the Committee determines the terms and conditions of options granted under the plan, including the exercise price. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

Compensation of the Chief Executive Officer

      In assembling the compensation package for the Chief Executive Officer, the Committee members consider our annual and long-term performance, the performance of the Chief Executive Officer, and our cash resources and needs. Although the Committee’s overall goal is to set the Chief Executive Officer’s salary at the median base for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the base salary for the Chief Executive Officer at $285,000 commencing July 1, 2003 and also at such time, issued to him options to purchase 324,000 shares of the Company’s Common Stock and a warrant to purchase an additional 60,000 shares of the Company’s Common Stock.

COMPENSATION COMMITTEE
Randall L-W. Caudill
Jeffrey A. Miller
Daniel O. Wilds

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee has responsibility for engaging our independent accountants, supervising our finance functions (which include, among other matters, our investment activities), reviewing our internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters. The board of directors adopted a written charter for the Audit Committee on August 11, 2003. The charter is posted on our website, at www.helixbiomedix.com in the Corporate Governance section.

      The Audit Committee is currently comprised of two “independent” directors, as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc., George A. Murray and Daniel O. Wilds, and two non-independent directors, Randall L-W. Caudill and Carlyn J. Steiner. Our board of directors appointed Daniel O. Wilds to the Audit Committee on August 11, 2003. The Audit Committee held four meetings during fiscal 2003. All members attended at least 75% of the meetings.

      Our board of directors has determined that the Audit Committee has at least two audit committee financial experts serving on its audit committee. George A. Murray and Daniel O. Wilds are qualified as “audit committee financial experts”. Mr. Murray has had experience as a Chief Operating Officer of several NYSE member firms. In this role, he had oversight responsibility for the principal financial officers, the principal accounting officers, and others performing similar functions such as compliance and profit and loss control. Mr. Wilds has a Master’s Degree in Business Administration and Finance, and 30 years experience as the Chief Executive Officer of both public and private companies. In this capacity, he has supervised chief financial officers, principal financial officers and controllers.

      The Audit Committee has adopted a Pre-Approval Policy pursuant to which it must pre-approve the audit and non-audit services performed by the independent auditors in order to assure that the provision of such services do not impair the auditors’ independence. At each regular meeting of the Audit Committee, the Audit Committee receives an update on the status of the pre-approved audit and non-audit services being provided by the independent auditors.

      The Audit Committee has reviewed and discussed with our management, the audited fiscal 2003 financial statements. The Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees,as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and Securities and Exchange Commission rules. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the board of directors that the audited financial statements be included in Annual Report on form 10-K for fiscal 2003.

AUDIT COMMITTEE
Randall L-W. Caudill
George A. Murray
Carlyn J. Steiner
Daniel O. Wilds

STOCK PRICE PERFORMANCE

      The following graph compares the cumulative total return of the Company’s common stock, Nasdaq Stock Market Composite Index and Amex Biotechnology Index for the period December 31, 2000 to the company’s fiscal year end on December 31, 2003. The cumulative total return of the Company’s common stock assumes $100 invested on December 31, 2000 in Helix BioMedix, Inc. common stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The board of directors is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Stockholders. Directors hold office until the end of their terms and until their successors have been elected and qualified, or until their earlier death, resignation or removal. One Class I director will be elected at the Annual Meeting to hold office until the 2007 Annual Meeting of Stockholders and until his successor has been elected and qualified.

      The board of directors has nominated Randall L-W. Caudill for reelection as a Class I member of the board of directors.

      Unless otherwise directed, the persons named in the Proxy intend to vote all proxies for the reelection of Dr. Caudill to his position on the board of directors. The nominee has consented to serve as a director of the Company if reelected. If, at the time of the Annual Meeting, Dr. Caudill is unable or declines to serve as a director, the discretionary authority provided in the enclosed Proxy will be exercised to vote for a substitute candidate designated by the board of directors. The board of directors has no reason to believe that the nominee will be unable or will decline to serve as a director.

      The Board unanimously recommends that you vote FOR the election of Randall L-W. Caudill as a Class I member of the board of directors of the Company.

      Information on the Directors and the Director nominees follows:

		Director	Directorship	Principal Occupation and Business
Name	Age	Since	Term/Class*	Experience for the Past Five Years

R. Stephen Beatty	53	2000	2006/ III	President and Chief Executive Officer
Randall L-W. Caudill	56	2001	2004/ I	Financial Consultant
John C. Fiddes	52	2003	2005/ II	Executive of Biotechnology Company and Microbiologist
Jeffrey A. Miller	54	2000	2005/ II	Financial Consultant
George A. Murray	75	2002	2006/ III	Financial Consultant
Carlyn J. Steiner	57	2000	2004/ I	Investor
Daniel O. Wilds	55	2003	2005/ II	Executive of Biotech Companies

*	Terms expire as of the annual meeting date of the year indicated

      R. Stephen Beatty serves as our President and Chief Executive Officer and has served as a member of our board of directors since May 1999.

      Randall L-W. Caudill, Ph.D. was elected to our board of directors in December 2001 as a Class I director. Dr. Caudill is the founder and president of Dunsford Hill Capital Partners, a financial consulting firm serving early-stage health care and technology companies. Dunsford Hill Capital Partners provided financial and management services to the Company from 2000 to 2003. From 1987 to 1997 Dr. Caudill was employed by Prudential Securities where he established and headed the firm’s San Francisco investment banking practice. He also served as head of Prudential’s Mergers and Acquisitions Department and was Co-head of Prudential’s Investment Bank. Dr. Caudill currently serves on the boards of VaxGen Inc., SBE Inc., SCOLR Inc., MediQuest Inc., Ramgen Power Systems, Inc., Northwest Biotherapeutics, Inc. and a number of not-for profit entities. He received a master’s degree in Public and Private Management from Yale University and a doctorate of philosophy from Oxford University where he was a Rhodes Scholar.

      John Fiddes, Ph.D. was appointed to serve as a Class II member of our board of directors in March 2003. He is the Vice President of Research, Health Care for Genencor Internationals, Inc., a diversified biotechnology company that develops products and services for the bioproducts and health care markets. Dr. Fiddes is the former CEO of Tao Biosciences, LLC, where he served during 2002. From 1994-2001 Dr. Fiddes held executive positions at IntraBiotics Pharmaceuticals, Inc., serving as Vice President of Research and Development and subsequently Chief Technical Officer and Vice President of Preclinical Research. Dr. Fiddes also serves on the board of directors for Asilomar Pharmaceuticals, Inc. Dr. Fiddes received his Bachelor of Science Degree in Molecular Biology from the University of Edinburgh, and his Doctorate Degree from King’s College at Cambridge University in 1977. He did postdoctoral research as a Research Fellow at the University of California, San Francisco.

      Jeffrey A. Miller, Ph.D. was elected to our board of directors in May 1999 as a Class II director. He is the CEO of two investment companies: Capital Market Research and New Arc Investments, Inc. Dr. Miller has also advised venture capital investors for the last five years. He is a principal in Katz-Miller Ventures, LLC, which provided financial consulting services to us in the past. Dr. Miller holds a Ph.D. in Political Science (1975) from the University of Michigan.

      George A. Murray was appointed to serve as a Class III member of our board of directors in May 1, 2002. Mr. Murray is a senior executive with more than forty years in the securities industry. He retired as Senior Director of Prudential Securities, Inc. in 2001. He is a Director of Prudential-Bache (London) International Banking Groups. Mr. Murray also sits on the board of Ramgen Power Systems, Inc. and Sunset Financial Resources, Inc. Mr. Murray received a BA degree from Bowdoin College.

      Carlyn J. Steiner, J.D. has served on the Company’s board of directors since December 2000 as a Class I director. Ms. Steiner’s second term as a director will expire at the 2004 Annual Meeting of Stockholders and she is not standing for re-election. Ms. Steiner is a member of the Paisley Group, LLC, which provided financial and management consulting services to the Company from 2000 to 2003. In addition to her consulting practice, Ms. Steiner has served on various corporate and not-for-profit boards in the Northwest. Ms. Steiner holds a BA from Smith College, an MA in Political Science from the University of Chicago (1971) and a J.D. from the University Of Washington School Of Law (1981).

      Daniel O. Wilds was elected as a Class II member of our board of directors in December 2002. He currently serves as President and Chief Executive Officer of SCOLR, Inc. a biopharmaceutical company focusing on the controlled release of pharmaceuticals and nonprescription supplements. From 1998 until 2003 Mr. Wilds served as President of Northwest Biotherapeutics, Inc. Prior to joining Northwest Biotherapeutics, Mr. Wilds was President and Chief Executive Officer of Shiloov Biotechnologies (USA), Inc., from July 1997 to January 1998. Mr. Wilds holds a B.A. from California State University, Los Angeles and an M.B.A. from Northwestern University.

Information on Committees of the Board of Directors and Meetings

      In March 2002, our board of directors created an Audit Committee and a Compensation Committee. In August 2003, our board of directors created a Governance Committee and approved charters for the Audit, Compensation and Governance Committees. During fiscal year 2003, there were six meetings of the board of directors. Each director attended at least 75% of those meetings. On December 12, 2003, the Audit Committee approved a Code of Ethics for Helix’s Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions (each, a “Senior Financial Officer”).

      The Audit Committee is currently comprised of two “independent” directors as defined by and to the extent required the Rules of the National Association of Securities Dealers, Inc., George A. Murray and Daniel O. Wilds, and two non-independent directors, Randall L-W. Caudill and Carlyn J. Steiner. The Audit Committee Charter requires each member of the Committee to satisfy the independence, experience and financial literacy requirements of The Nasdaq Stock Market. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting, recommending the Company’s independent auditors and reviewing the scope, costs and results of the audit engagement. The Audit Committee held four meetings during fiscal 2003 to review the annual and quarterly financial reports. Each member of the Audit Committee attended at least 75% of the meetings.

      The Compensation Committee meets as necessary, but at least once a year. It is currently comprised of two “independent” directors as defined by and to the extent required the Rules of the National Association of Securities Dealers, Inc., Jeffrey A. Miller and Daniel O. Wilds, and one non-independent director, Randall L-W. The Charter of the Compensation Committee requires each member of the Committee to satisfy the independence requirements of The Nasdaq Stock Market. The Compensation Committee is responsible for determining the overall compensation levels of our executive officers and directors and administering our stock option plan.

      The Governance Committee is currently comprised of two “independent” directors as defined by and to the extent required the Rules of the National Association of Securities Dealers, Inc., Jeffrey A. Miller and Daniel O. Wilds and one non-independent director, Randall L-W. Caudill. The Governance Committee Charter requires each member of the Committee to satisfy the independence requirements of The Nasdaq Stock Market. It meets as necessary. The Governance Committee is responsible for developing criteria for selection, appointment and removal of directors, evaluating and recommending nominees for the board of directors, developing and adopting codes of conduct and ethics, and providing oversight in the evaluation of board members and each committee. The Committee will consider recommendations for director nominee candidates properly submitted to the Company by stockholders. See “Future Stockholder Nominations and Proposals”, below.

      In 2003, the Governance Committee approved a Code of Ethics for our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller, or persons performing similar functions (each, a

“Senior Financial Officer”), and a Code of Business Conduct applicable to all employees and directors. The Code of Ethics and Code of Business Conduct are posted on the Company’s website at www.helixbiomedix.com in the Corporate Governance section. Any amendments to or waivers from the Code of Ethics will be promptly posted on the Company’s website.

Director Compensation

      Non-employee directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with each board or board committee meeting attended. Historically, new non-employee directors have been issued an initial ten-year warrant to purchase up to 15,000 shares of our Common Stock and thereafter on an annual basis, equity incentives in the form of warrants that have ten-year terms and provide for the purchase up to 15,000 shares of Common Stock. Warrants issued to non-employee directors in 2003 entitle directors to purchase Common Stock at $1.00 per share.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of our board of directors was formed in March 2002, and originally consisted of R. Stephen Beatty, Randall L-W. Caudill, and Jeffrey Miller. Dr. Caudill serves on the board of directors of Dunsford Hill Capital Partners, Inc. We have engaged Dunsford Hill as a consultant to provide professional assistance in the areas of strategic and financial planning. In 2003, Dr. Caudill was not an “independent director” as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc.

      R. Stephen Beatty is our CEO and President and served on the Compensation Committee from March 2002 until 2003 when Daniel O. Wilds was elected to the board of directors and replaced him.

PROPOSAL NO. 2

RATIFY APPOINTMENT OF INDEPENDENT AUDITOR

General

      Our Audit Committee appointed KPMG as the independent auditor for the fiscal year ending December 31, 2003, and the appointment was ratified by a majority of the votes cast at the 2003 Stockholders’ Meeting. KPMG audited the Company’s 2003 financial statements and reviewed 2003 quarterly reports. The Audit Committee has reappointed KPMG as our independent auditor for the fiscal year ending December 31, 2004. Representatives of KPMG are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. In the event stockholders do not ratify the reappointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Audit Committee.

Audit Fees

      The following table summarizes fees billed by KPMG, our independent auditors, for professional audit services performed relating to fiscal year ending December 31, 2002 and for quarterly reviews for fiscal year ending December 31, 2003:

	Year Ending	Year Ending
Nature of Service	December 31, 2002	December 31, 2003

Professional audit services	$50,000	$75,000
Tax related services	—	$4,800
Other	—	—

Recommendation of the Board of Directors

      The board of directors recommends that the stockholders vote FOR ratification of the appointment of KPMG, LLP as our auditor for the fiscal year ending December 31, 2004.

FUTURE STOCKHOLDER NOMINATIONS AND PROPOSALS

      The election of directors and other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) brought before the meeting by a stockholder pursuant to written notice thereof, in accordance with Section 2.13 of our bylaws, and received by us not fewer than 120 nor more than 150 days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. Any such stockholder notice shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (A) the name, principal occupation and record address of the stockholder; (B) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of our shares which are beneficially owned by the stockholder; (C) the dates upon which the stockholder acquired such shares and documentary support for any claims of beneficial ownership; and (D) the nature of the proposed business desired to be brought before the meeting, the reasons for conducting such business with reasonable particularity, including, the exact text of the proposal to be presented for adoption and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with these requirements. The chairman of the meeting of stockholders shall determine whether business has been properly brought before the meeting in accordance with these requirements and, if the facts so warrant, may refuse to transact any business at such meeting that has not been properly brought before the meeting.

      To be included in our proxy materials mailed to our stockholders, any stockholder proposals to be presented at the 2005 Annual Meeting of Stockholders must be received by our executive offices at 22122 20th Ave. S.E., Suite 148, Bothell, WA 98021, to the attention of the Chief Executive Officer, on or before December 1, 2004.

      Stockholders may send communications intended for the board of directors or to a specified individual director, to the Company and such communications will be forwarded to the Board.

OTHER MATTERS

      As of the date of this Proxy Statement, we do not know of other business that will be presented for action at the Annual Meeting. If any other business requiring a vote of the stockholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,

R. Stephen Beatty
President and Chief Executive Officer

Bothell, Washington

April 1, 2004

ê	DETACH PROXY CARD HERE	ê

☒	Please mark your votes as indicated in this example:

1.  ELECTION OF CLASS I DIRECTOR

One Class I director is to be elected at the Annual Meeting to serve until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualified:

01 Randall L-W., Caudill, Ph.D.	☐	FOR	☐	WITHHOLD AUTHORITY
Management recommends a vote FOR the nominee.		the nominee		to vote for the nominee

2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR.

Proposal to ratify the appointment of KPMG LLP to serve as the Company’s independent auditor.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR, “FOR” RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

IMPORTANT—PLEASE SIGN AND DATE AND RETURN PROMPTLY

Dated:	, 2004

(Signature)

(Signature if held jointly)
(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

Please Detach Here
ê	You Must Detach This Portion of the Proxy Card	ê
Before Returning it in the Enclosed Envelope

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HELIX BIOMEDIX, INC.

PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
April 30, 2004

The undersigned stockholder of Helix BioMedix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for the 2004 Annual Meeting of Stockholders of the Company to be held on April 30, 2004, at 2:00 p.m., local time, at the Wyndham Garden Hotel, Boardroom, 19333 North Creek Parkway, Bothell, Washington and hereby revokes all previous proxies and appoints R. Stephen Beatty or David Kirske, either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares registered in the name of the undersigned at said Annual Meeting, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

(Continued and to be signed on other side.)